EXHIBIT 10.1

                     AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

         This Amendment No. 3 dated as of February 1, 2006 (this "Amendment") to that certain Employment Agreement, by and between Steven Madden, Ltd., a Delaware corporation (the "Company"), and Arvind Dharia (the "Executive"), as amended.

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, the Company and the Executive are parties to that certain Employment Agreement dated as of January 1, 1998, as amended by Amendment No. 1 dated as of June 29, 2001 and as amended by Amendment No. 2 dated as of October 30, 2002 (collectively, the "Original Agreement"), a copy of which is attached hereto Exhibit A; and

         WHEREAS, the Executive and the Company desire to amend the Original Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Effective as of the date hereof, the Original Agreement is hereby amended as follows:

                  A. The first sentence of Section 3 of the Original Agreement shall be deleted in its entirety and in lieu thereof the following sentence shall be inserted:

                           The term of this Agreement, unless sooner terminated in accordance with the provisions set forth herein, shall be for the period commencing on the date hereof and terminating on December 31, 2009 (the "Term").

                  B. The following sentence shall be inserted at the end of Section 3 of the Original Agreement.

                           If the Company notifies the Executive in writing of its intention not to renew this Agreement (other than For Cause or Total Disability as set forth in Sections 5.3 and 6), then Executive shall be entitled to receive severance compensation in cash in an amount equal to his then-current Base Salary for the 90-day period commencing on the expiration of the Term payable to the Executive at such regular weekly, biweekly, or semi-monthly time or times as the Company makes payment of its regular payroll in the regular course of business as long as Executive complies with Section 8 hereof.

                  C. Section 4.1 of the Original Agreement shall be deleted in its entirety and in lieu thereof the following paragraph shall be inserted:

                           Section 4.1  Salary.
                                        ------

                           The Company shall pay to Executive an annual base salary of (i) One Hundred Sixty Nine Thousand Four Hundred Dollars ($169,400) until September 30, 2001,
                           (ii) Two Hundred Thousand Dollars ($200,000) from October 1, 2001 through December 31, 2002, (iii) Two Hundred Twenty Thousand Dollars ($220,000) from January 1, 2003 through December 31, 2003, (iv) Two Hundred Thirty Four Thousand Dollars ($234,000) from January 1, 2004 through December 31, 2004, (v) Two Hundred Forty Thousand Dollars ($240,000) from January 1, 2005 through December 31, 2005, and (vi) Four Hundred Twenty Five Thousand Dollars ($425,000) per annum from and after January 1, 2006 subject to increases in accordance with the terms of the last sentence of this Section 4.1 (the "Base Salary"), less such deductions as shall be required to be withheld by applicable law and regulations. The Base Salary payable to the Executive shall be paid at such regular weekly, biweekly or semi-monthly time or times as the Company makes payment of its regular payroll in the regular course of business. The Base Salary is subject to the following increases: (x) on January 1, 2007, the Base Salary shall be increased by 2.5% of the then-current Base Salary; (y) on January 1, 2008, the Base Salary shall be increased by 5% of the then-current Base Salary; and (z) on January 1, 2009, the Base Salary shall be increased by 5% of the then-current Base Salary.

                  D. Sections 4.2 (a), (b) and (c) of the Original Agreement shall be deleted in their entirety and in lieu thereof the following paragraphs shall be inserted:

                           (a) ANNUAL BONUS. The Corporation shall pay Executive an annual bonus, in such amount, if any, and at such time or times, as the Board of Directors, or a committee thereof, may determine in its absolute discretion, subject to the Corporation's ordinary payroll practice.

                           (b) STOCK AWARDS. Subject to the availability of shares under any new stock incentive plan designated by the Board of Directors and approved by the stockholders (the "New Equity Incentive Plan"), Executive shall be entitled to participate in the New Equity Incentive Plan, with any award(s) thereunder as may be determined by the Board of Directors, or a committee thereof, from time to time in its absolute discretion.

                  E. Section 4.3 of the Original Agreement shall be amended by deleting "$800" and inserting in lieu thereof "$1,000.00".

                  F. Section 5.5(a) of the Original Agreement shall be deleted in its entirety and in lieu thereof the following paragraph shall be inserted:

                           (a) If, during the period commencing 120 days prior to a Change of Control and ending on the day immediately prior to a Change of Control, Executive's employment shall have been terminated by the Corporation (other than For Cause) or by Executive for Good Reason (as defined below), the Executive shall receive in cash, within ten (10) days of termination, an amount equal to three (3) times the total compensation received by the Executive pursuant to Sections 4.1, 4.2(a) and 4.4 of this Agreement for the preceding twelve (12) month period ending on the last previous December 31 except that in lieu of the actual Base Salary component received during such period under Section 4.1 of this Agreement, there shall be substituted the annual Base Salary to which the Executive was entitled as of the date of termination.

                                    As used herein, the term "Good Reason" shall mean the occurrence of any of the following:

                                    (i)      the assignment to Executive,
                                             without his consent, of any duties
                                             inconsistent in any substantial and
                                             negative respect with his
                                             positions, duties, responsibilities
                                             and status with the Corporation as
                                             contemplated hereunder or
                                             diminution of such position, duties
                                             and status, if not remedied by the
                                             Corporation within thirty (30) days
                                             after receipt of written notice
                                             thereof from Executive;

                                    (ii)     any removal of Executive, without
                                             his consent, from any positions or
                                             offices Executive held as
                                             contemplated hereunder (except in
                                             connection with the termination of
                                             Executive's employment by the
                                             Corporation For Cause or on account
                                             of Total Disability pursuant to the
                                             requirements of this Agreement), if
                                             not remedied by the Corporation
                                             within thirty (30) days after
                                             receipt of written notice thereof
                                             from Executive;

                                    (iii)    a reduction by the Corporation of
                                             Executive's Base Salary as in
                                             effect as contemplated hereunder,
                                             except in connection with the
                                             termination of Executive's
                                             employment by the Corporation For
                                             Cause or due to Total Disability
                                             pursuant to the requirements of
                                             this Agreement;

                                    (iv)     any termination of Executive's
                                             employment by the Corporation
                                             during the Term that is not
                                             effected pursuant to the
                                             requirements of this Agreement;

                                    (v)      any material breach by the
                                             Corporation of the terms of this
                                             Agreement that is not remedied by
                                             the Corporation within thirty (30)
                                             days after receipt of written
                                             notice thereof from Executive;

                                    (v)      the relocation of Executive's work
                                             location, without Executive's
                                             consent, to a place more than
                                             seventy five (75) miles from the
                                             location set forth herein; or

                                    (vi)     failure by any successor to the
                                             Corporation to expressly assume all
                                             obligations of the Corporation
                                             under this Agreement, which failure
                                             is not remedied by the Corporation
                                             within thirty (30) days after
                                             receipt of written notice thereof
                                             from Executive.

                  G. Section 5.5(b), which was deleted from the Original Agreement in Amendment No. 2, shall be reinserted and shall read in its entirety as follows:

                           (b) In the event that any payment (or portion thereof) to Executive under Section 5.5(a) is determined to constitute an "excess parachute payment" under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, the following calculations shall be made:

                                    (i)      The after-tax value to Executive of
                                             the payments under Section 5.5(a)
                                             without any reduction; and

                                    (ii)     The after-tax value to Executive of
                                             the payments under Section 5.5(a)
                                             as reduced to the maximum amount
                                             (the "Maximum Amount") which may be
                                             paid to Executive without any
                                             portion of the payments
                                             constituting an "excess parachute
                                             payment".

                           If after applying the agreed upon calculations set forth above, it is determined that the after-tax value determined under clause (ii) above is greater than the after-tax value determined under clause (i) above, the payments to Executive under Section 5.5(a) shall be reduced to the Maximum Amount.

                  H.       A new Section 5.7 shall be inserted:

                           Section 5.7. Release. Payment of severance hereunder is conditioned on Executive's executing and not revoking a general release in such form as shall be reasonably requested by the Corporation. The Corporation shall also execute a similar release in favor of Employee.

         2. As hereinabove modified, all of the terms and provisions of the Original Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3 as of date first set forth above.


                                       Steve Madden, Ltd.


                                       By: /s/ JAMIESON KARSON
                                           -------------------------------------
                                           Jamieson Karson
                                           Chief Executive Officer


                                           /s/ ARVIND DHARIA
                                           -------------------------------------
                                           Arvind Dharia

                                    EXHIBIT A
                                    ---------

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, dated as of January 1, 1998 by and between STEVEN MADDEN, LTD., a New York corporation with offices at 52-16 Barnett Avenue, Long Island City, N.Y. 11104 (the "Company"), and ARVIND DHARIA, an individual residing at 1001 Fifth Avenue, New Hyde Park, NY 11040 (the " Executive").

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, the Company desires to secure the continued services of Executive upon the terms and condition hereinafter set forth; and

         WHEREAS, Executive desires to continue to render services to the Company upon the terms and conditions herein set forth.

         NOW, THEREFORE, the parties mutually agree as follows:

         Section 1. Employment. The Company hereby employs Executive and Executive hereby accepts such employment, as an executive of the Company, subject to the terms and conditions set forth in this Agreement.

         Section 2. Duties. Executive shall serve as the Company's Chief Financial Officer until such time as the Company hires an individual in such capacity and thereafter, Executive shall for the remainder of the Term (as hereinafter defined) serve as the Treasurer and Controller of the Company. The Executive shall perform such duties as may reasonably be assigned to him from time to time by the Chief Executive Officer of the Company. During the term of this Agreement, Executive shall devote all of his business time to the performance of his duties hereunder unless otherwise authorized by the Board of Directors.

         Section 3. Term of Employment. The term of Executive's employment, unless sooner terminated in accordance with the provisions set forth herein, shall be for a period of four (4) years commencing January 1, 1998 (the "Term"). The terms of this Agreement shall be automatically extended for one additional term of one year unless either parties notifies the other in writing by certified mail return receipt requested at least 90 days prior to the expiration of the Term, of its intention not to extend the Term. If the Executive advises the Company of his intent not to extend the Term in writing by certified mail return receipt requested, he shall not be entitled to any additional compensation. [However, if the Company advises the Executive of its intent not to extend the Term (other than for Cause or Total Disability solely as set forth in Sections 5 and 6), then Executive shall be entitled to receive severance compensation equal to the then applicable Base Salary for three month period commencing on the expiration of the Term, to be paid in accordance with the Company's customary payroll practices, as long as Executive continues to be in compliance with Section 8 hereof.]

         Section 4.1 Salary. The Company shall pay to Executive a base salary of One Hundred and Forty Thousand Dollars ($140,000) per annum, subject to increases in accordance with the terms of the last sentence of this Section 4.1 (the "Base Salary"), less such deductions as shall be required to be withheld by applicable law and regulations. All salaries payable to Executive shall be paid at such regular weekly, biweekly or semi-monthly time or times as the Company make payment of its regular payroll in the regular course of business. Commencing on the third anniversary of the date hereof, and on each anniversary thereafter during the Term, the Base Salary shall be increased by 10% of the then Base Salary.

         Section 4.2 Bonuses. Subject to the approval of the Company's 1998 Stock Plan by the stockholders of the Company, the Executive shall receive an option to purchase 25,000 shares of Common Stock on June 30 of each year during the Term. The options comprising the option shall vest quarterly (6,250 shares) over a one (1) year period commencing on June 30, 1998 and be exercisable at a price equal to the average closing bid price of the Company's shares of Common Stock on June 30. The Company agrees to reserve under a stock plan approved by its stockholders 100,000 shares of the Company's Common Stock for issuance upon the exercise of such option. The Company shall use its best efforts to obtain approval by the Company's stockholders of the 1998 Stock Plan so that the Company may lawfully issue the options contemplated by this Section 4.2.

         Section 4.3 Automobile Allowance. The Company shall, at the direction of Executive, either reimburse Executive for, or directly pay the cost of, the use of an automobile during the Term and all usual expenditures in connection therewith; i.e., fuel, insurance, parking, customary maintenance and repairs, etc., in an amount not to exceed $500 per month.

         Section 4.4 Benefits. Executive shall be entitled to participate in such pension, profit sharing, group insurance, options plans, hospitalization, and group health and benefit plans and all other benefits and plans as the Company provides to its senior Executives except current benefits and plans may not be removed or altered to the detriment of Executive.

         Section 5     Termination
                       -----------

         Section 5.1 Death. This Agreement shall terminate upon the death of Executive; provided however, that the Company shall continue to pay to the estate of Executive the salary and all other benefit as set forth herein for the twelve (12) months period immediately subsequent to the date of Executive's death.

         Section 5.2   Termination Due to Total Disability;
                       -----------------------------------

                       Resignation. In the event Executive is discharged due to his "Total Disability" (as those terms are defined below) or in the event Executive resigns, then upon such occurrence, this Agreement shall be deemed terminated and the Company shall be released from all obligations to Executive with respect to this Agreement, except obligations accrued prior to such termination date and as provided herein.

         Section 5.3 "For Cause" As used herein, the term "For Cause" shall only mean: (i) a deliberate and intentional breach by Executive of a substantial and material duty and responsibility under the Agreement that results in material harm to the Company unless such breach is committed with reasonable belief that such breach was not contrary to the best interests of the Company, and is not remedied, if capable of being remedied, within thirty (30) days after receipt of written notice by certified mail return receipt requested from the Company specifying such breach; or (ii) Executive's plea of guilty or nolo contendere to, or conviction of, a felony, which conviction or plea causes material damage to the reputation or financial position of the Company.

                  In the event that the Executive is discharged for Cause, then upon such occurrence, this Agreement shall be deemed terminated and the Company shall be released from all obligations to the Executive with respect to this Agreement, except obligations which accrue prior to such termination date and as provided herein.

         Section 5.4 Termination Other Than For Total Disability. In the event Executive is discharged other than for Cause or due to his "Total Disability," then such termination shall only be effective if he receives written notice thereof by certified mail return receipt requested which notice properly sets forth the Company's agreement to pay to Executive the balance of his benefit including salary that would have been paid by the Company pursuant to this Agreement, over the full Term of the Agreement if the Company had not terminated this Agreement. Such amount shall be payable in two (2) installment as follows
(i) Fifty (50%) percent on January 1 immediately following such termination and the balance of fifty (50%) percent one year after.

         Section 5.5   Termination Upon Change Of Control.
                       ----------------------------------

         (a) If a Change of Control (as defined below) occurs without the Executive's prior written consent, the Executive shall have the right to terminate this Agreement. At least ten (10) days prior to any such proposed Change of Control, the Company shall notify Executive of its intention to effect such Change of Control, and the Executive shall thereupon have five (5) days from the actual receipt of such notice to give notice of his intention to terminate this Agreement in the event of the Change of Control. If, notwithstanding such notice by the Executive, the Company proceeds with such Change of Control, this Agreement shall be deemed terminated as of the effective date of the event constituting the Change of Control and the Executive shall receive in cash, within ten (10) days of termination, (i) any compensation accrued and unpaid pursuant to Section 4 of this Agreement, (ii) an amount equal to the balance of Executive's salary that would have been paid by the Company pursuant to Section 4.1 hereof over the full Term of this Agreement as if the Agreement had not been terminated, (iii) an amount equal to Executive's bonus, if any, for the preceding 12-month period ended December 31, multiplied by the remaining years (including any fractional years) left under this Agreement since the date such bonus was determined by the Board of Directors plus (iv) an amount equal to $200,000 as severance under this Agreement. In the event that any payment (or portion thereof) to the Executive under this Section 5.5 is determined to constitute an "excess parachute payment," under Sections 28OG and 4999 of the Internal Revenue Code of 1986, as amended, the following calculations shall be made:

                  (i) The after-tax value to the Executive of the payments under this Section 5.5 without any reduction; and

                  (ii) The after-tax value to the Executive of the payments under this Section 5.5 as reduced to the maximum amount (the "Maximum Amount") which may be paid to the Executive without a portion of the payments constituting an "excess parachute payment".

                  If, after applying the agreed-upon calculations set forth above, it is determined that the after-tax value determined under clause (ii) above is greater than the after-tax value determined under clause (i) above, the payments to Executive under this Section 5.5 shall be reduced to the Maximum Amount.

         (b) If a Change of Control occurs, regardless of whether the Executive has consented to such Change of Control, Executive shall have the right to resign.

         Section 5.6 "Change of Control". As used herein, the term "Change of Control" shall mean:

         (a) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as used in
Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company or any subsidiary or any affiliate of the Company or any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of such plan acting as trustee), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or

         (b) When, during any period of twenty-four (24) consecutive months, the individuals who, at the beginning of such period, constitute the Board of Directors (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or through the operation of this proviso; or

         (c) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary or an affiliate of the Company through purchase of assets, or by merger, or otherwise.

         Section 6     Disability
                       ----------

         Section 6.1 Total Disability. In the event that after Executive has failed to have performed his regular and customary duties for a period of ninety
(90) consecutive days or for any one hundred and eighty (180) days out of any three hundred and sixty (360) days period. And before Executive has become "Rehabilitated" (as herein below defined) a majority of the members of the Board of Directors of the Company, exclusive of Executive may vote to determine that Executive is mentally or physically incapable or unable to continue to perform such regular and customary duties of employment and upon the date of written notice to Executive by certified mail return receipt requested of such majority vote, Executive shall be deemed to be suffering from a "Total Disability". As used herein, the term "Rehabilitated" shall mean such time as Executive is willing, able and commences to devote his time and energies to the affairs of the Company to a reasonable extent and in a similar manner that he did prior to this disability.

         Section 6.2 Payment During Disability. In the event Executive is unable to perform his duties hereunder by reason of a disability, prior to the time such disability is deemed by a Total Disability in accordance with the provisions of Section 6.1 above, the Company shall continue to pay Executive his benefit including salary pursuant to this Agreement for the twelve (12) month period immediately subsequent to the date of determination of Total Disability.

         Section 7 Vacation. Executive shall be entitled to a vacation for four (4) weeks per year during which period all benefits including salary shall be paid in full. Executive shall take his vacation at such time as Executive and the Company shall determine is mutually convenient said vacation shall be cumulative or taken in extra pay.

         Section 8 Disclosure of Confidential Information. Executive recognizes that he has had and will continue to have access to secret and confidential information regarding the Company, including but not limited to its customer list, products, know-how, and business plans. Executive acknowledges that such information is of great value to the Company, is the sole property of the Company, and has been and will be acquired by him in confidence. In consideration of the obligations undertaken by the Company herein, Executive will not, at any time, during his employment hereunder, reveal, divulge or make known to any person, any information concerning the Company acquired by Executive during the course of his employment, which is treated as confidential by the Company. Provided same is not otherwise in the public domain or information that Executive could have and did learned separate and apart from his duties set forth herein, provided said information would not be detrimental to the Company this provision shall survive Executive's employment hereunder for a period of six months.

         Section 9.1 Assignments. Neither Executive nor the Company may assign or delegate any of their rights or duties under this Agreement without the express written consent of the other.

         Section 9.2 Entire Agreement. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to Executive's employment by the Company, supersedes all prior understanding and agreements, whether oral or written, between Executive and the Company, including by not limited to the prior Employment Agreement, and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

         Section 9.3 Binding Effect. This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors, heirs, beneficiaries and permitted assigns.

         Section 9.4 Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect any way the meaning or interpretation of this Agreement.

         Section 9.5 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered, sent by registered or certified mail, return receipt requested, postage prepaid or by private overnight mail service (e.g., Federal Express) to the party at the address set forth above or to such other address as either party may hereafter given notice of accordance with provision hereof. Notice shall be deemed given on the sooner of the date actually received or the third business day after sending.

         Section 9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to such State's conflicts of laws provisions and each of the parties hereto irrevocably consents to the jurisdiction and venue of the federal and state courts located in the Sate of New York, County of New York.

         Section 9.7 Counterparts. This Agreement may be executed simultaneously into two or more counterparts, each of which shall be deemed and original, but all of which together shall constitute one of the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                       STEVEN MADDEN, LTD.


                                   By: /s/ STEVEN MADDEN
                                       -----------------------------------------
                                       Name:  Steven Madden
                                       Title: Chief Executive Officer and
                                              President


                                   By: /s/ ARVIND DHARIA
                                       -----------------------------------------
                                       Arvind Dharia

                   AMENDMENT TO NO. 1 TO EMPLOYMENT AGREEMENT

         This Amendment No. 1 dated as of June 29, 2001 (this "Amendment") to that certain Employment Agreement, by and between Steven Madden, Ltd., a Delaware corporation (the "Company"), and Arvind Dharia (the "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company and the Executive are parties to that certain Employment Agreement dated as of January 1, 1998, a copy of which is attached hereto as Exhibit A (the "Original Agreement"); and

         WHEREAS, the Executive and the Company desire to amend the Original Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Effective as of the date hereof, the Original Agreement is hereby amended as follows:

         A. The first sentence of Section 3 shall be deleted in its entirety and in lieu thereof the following sentence shall be inserted:

         "The term of this Agreement, unless sooner terminated in accordance with the provisions set forth herein, shall be for the period commencing on the date hereof and terminating on December 31, 2005 (the "Term")."

         B. The last sentence (marked by brackets) of Section 3 shall be deleted in its entirety.

         C. Section 4.1 shall be deleted in its entirety and in lieu thereof the following paragraph shall be inserted:

         "Section 4.1. Salary.
                       ------

         The Company shall pay to Executive an annual base salary of (i) One Hundred Sixty Nine Thousand Four Hundred Dollars ($169,400) until September 30, 2001, (ii) Two Hundred Thousand Dollars ($200,000) from October 1, 2001 through December 31, 2002, (iii) Two Hundred Twenty Thousand Dollars ($220,000) from January 1, 2003 through December 31, 2003, (iv) Two Hundred Thirty Four Thousand Dollars ($234,000) from January 1, 2004 through December 31, 2004 and (v) Two Hundred Forty Thousand Dollars ($240,000) from January 1, 2005 through December 31, 2005, less such deductions as shall be required to be withheld by applicable laws and regulations. Executive's base salary, as in effect at any time is hereinafter referred to as the "Base Salary." The Base Salary payable to Executive shall be paid at such regular weekly, biweekly or semi-monthly time or times as the Company makes payment of its regular payroll in the regular course of business."

         D. Section 4.2 shall be deleted in its entirety and the following paragraphs shall be inserted in lieu thereof:

         "Section 4.2. Bonuses.
                       -------

         (a) Options. Subject to the approval by the stockholders of the most recent amendment to the Company's 1999 Stock Plan (as amended, the "1999 Plan") and subject to availability of shares under such 1999 Plan or any other qualified or non-qualified stock incentive plan designated by the Board of Directors and approved by the stockholders of the Company, the Executive shall receive an option to purchase 40,000 shares of Common Stock (the "Annual Option") on June 30, 2001 and every June 30th of each year during the Term (each, a "Grant Date"). The Annual Options shall vest quarterly commencing on the Grant Date and on the last day of each fiscal quarter thereafter. The exercise price shall be equal to the lesser of (i) the average closing bid price of the Company's shares of Common Stock as reported by the Nasdaq Stock Market or such other exchange on which the Common Stock shall be listed on the Grant Date or (ii) June 30th of the year in which the Grant Date shall occur, if the Grant Date shall not be June 30th. The vested Annual Options shall be exercisable at any time after the Grant Date for a period of seven (7) years following the Grant Date.

         (b) Signing Bonus.   On the date of this Amendment, the Company shall
pay to the Executive a cash bonus equal to Fifty Thousand Dollars ($50,000).

         (c) Annual Cash Bonus.   Within ninety (90) days following the end of
each calendar year beginning December 31st, 2001 and every calendar year thereafter during the Term, the Company shall pay Executive an annual cash bonus equal to one and one-half percent (1.5%) of the increase in the Company's earnings before interest, tax, depreciation and amortization ("EBITDA") for such fiscal year over the EBITDA of the prior fiscal year based on audited financial statements of the Company for such fiscal year; provided however, in no event shall the annual cash bonus exceed the Base Salary for such year. The determination of EBITDA for any fiscal year shall give effect to all bonuses (including the bonus provided for in this Section 4.2) accrued or payable for such fiscal year to Executive and all other employees of the Company. Additionally, if as of the end of any calendar quarter, for such calendar quarter and the immediately preceding three (3) calendar quarters the Company has had sales of $300,000,000 or more, Executive shall receive a bonus of Fifty Thousand Dollars ($50,000) promptly after the end of such calendar quarter; provided, however, in no event shall Executive receive pursuant to this section more than one (1) such fifty thousand dollars ($50,000) bonus in any given calendar year."

         E. Section 4.3 shall be amended by deleting "$500" and inserting in lieu thereof "$800".

         F. Section 4.4 shall be amended by adding the following sentence at the end of the Section:

         "During the Term of this Agreement, the Company shall pay life insurance premiums on behalf of the Executive of approximately Eighty Thousand Dollars ($80,000) per year. All right, title and interest in and to such life insurance, including but not limited to the cash value, surrender value and any other value attributable to such policy shall be the property of the Executive."

         G. Section 5.2 shall be deleted in its entirety and in lieu thereof the following paragraph shall be inserted:

         "Section 5.2. Termination Due To Total Disability.
                       -----------------------------------

         Subject to Section 6.2 hereof, in the event Executive is discharged due to his "Total Disability" (as this term is defined below), then this Agreement shall be deemed terminated and the Company shall be released from all obligations to Executive with respect to this Agreement, except obligations accrued prior to such termination and those obligations provided in Section 6.2 hereof."

         H. Section 5.3. shall be deleted in its entirety and in lieu thereof the following paragraphs shall be inserted:

         "Section 5.3. For Cause
                       ---------

         As used herein, the term "For Cause" shall only mean: (i) a deliberate and intentional breach by Executive of a substantial and material duty and responsibility under this Agreement that results in material harm to the Company unless such breach is committed with reasonable belief that such breach was not contrary to the best interests of the Company, and is not remedied, if capable of being remedied, within thirty (30) days after receipt of written notice by certified mail return receipt requested from the Company specifying such breach; (ii) Executive's conviction of, or pleading guilty or nolo contendere to, any crime, constituting a felony in the jurisdiction involved, which the Board of Directors, in its sole discretion, determines shall cause material change to the reputation or financial position of the Company; (iii) the conviction of Executive of any crime involving moral turpitude; which the Board of Directors, in its sole discretion, determines shall cause material harm to the Company, or (iv) gross negligence or willful misconduct in the conduct of Executive's duties or willful or refusal to perform such duties as may be delegated to Executive which are consistent with Executive's position as in effect just prior to such delegation, and that as to any conduct concerning this subsection such conduct is not corrected by Executive within thirty (30) days following receipt by Executive of written notice from the Board of Directors, such notice to state with specificity the nature of the breach, failure or refusal, gross negligence or willful misconduct related to Executive's employment with the Company.

         In the event that the Executive is discharged "For Cause" or Executive resigns for any reason, this Agreement shall be deemed terminated and the Company shall be released from all obligations to Executive with respect to this Agreement, except obligations accrued prior to such termination."

         I. Section 5.4 shall be deleted in its entirety and in lieu thereof the following paragraph shall be inserted:

         "Section 5.4. Termination Other Than For Cause, Death or Due To Total Disability.

                  Subject to the terms and conditions of this Agreement, the Company may terminate Executive other than For Cause upon thirty (30) days' prior written notice to Executive by certified mail return receipt requested ("Notice of Termination"). In the event Executive is discharged other than "For Cause" or due to his death or Total Disability, then such termination shall be effective thirty (30) days from Executive's receipt of the Notice of Termination (the "Termination Date"). Such Notice of Termination shall properly set forth the Company's agreement to pay to Executive the following amount: the product of (i) Executive's Base Salary on the effective date of such termination plus the bonus paid or payable (pursuant to Section 4.2(c)) to Executive for the fiscal year ended on the December 31st immediately preceding the Termination Date, multiplied by (ii) the number of years (and fraction of years) remaining in the Term. In addition, Executive shall be entitled to continue to receive, for what would have been the balance of the Term, the amount payable to him or on his account pursuant to Section 4.4. Such amounts shall be payable to Executive by the Company in two (2) installments as follows: (i) fifty percent (50%) on January 1st immediately following the Termination Date and, (ii) the remaining fifty percent (50%) balance one (1) year after.

         J. Section 5.5 shall be deleted in its entirety and in lieu thereof the following paragraph shall be inserted:

         "Section 5.5. Change of Control
                       -----------------

(a) If a Change of Control (as defined below) occurs without the Executive's prior written consent, the Executive shall have the right to terminate this Agreement. At least ten (10) days prior to any such proposed Change of Control, the Company shall notify Executive of its intention to effect such Change of Control, and the Executive shall thereupon have five (5) days from the actual receipt of such notice to give his intention to terminate this Agreement in the event of the Change of Control. If Executive shall give notice of his intention to terminate this Agreement in the event of the Change of Control, this Agreement shall be deemed terminated as of the effective date of the event constituting the Change of Control and the Executive shall receive in cash, within ten (10) days of termination, (i) any compensation accrued and unpaid pursuant to Section 4 of this Agreement, (ii) an amount equal to the balance of Executive's Base Salary that would have been paid by the Company pursuant to Section 4.1 hereof over the full Term of this Agreement as if the Agreement had not been terminated, (iii) the amount payable to him on his account pursuant to Section 4.4 of this Agreement, and (iv) an amount equal to Executive's bonus, if any, for the preceding 12-month period ended December 31st (paid pursuant to Section 4.2(c)), multiplied by the remaining years (including any fractional years) left under this Agreement since the date such bonus was determined by the Board of Directors; provided, however, in no event will the amount payable pursuant to this clause (a) be greater than three (3) times the total compensation received by Executive pursuant to Sections 4.1, 4.2, 4.4 of this Agreement for the preceding twelve (12) month period ending December 31st or less than one and one-half (1.5) times the total compensation so received by Executive during such period.

(b)      In the event that any payment (or portion thereof) to Executive under
         Section 5.5(a) is determined to constitute an "excess parachute payment," under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, the following calculations shall be made:

                  (i) The after-tax value to Executive of the payments under Section 5.5(a) without any reduction; and

                  (ii) The after-tax value to Executive of the payments under Section 5.5(a) as reduced to the maximum amount (the "Maximum Amount") which may be paid to Executive without any portion of the payments constituting an "excess parachute payment".

         If after applying the agreed upon calculations set forth above, it is determined that the after-tax value determined under clause (ii) above is greater than the after-tax value determined under clause (i) above, the payments to Executive under Section 5.5(a) shall be reduced to the Maximum Amount."

         I. Section 6.2 shall be deleted in its entirety and in lieu thereof the following paragraph shall be inserted:

         "Section 6.2. Payment During Disability.
                       -------------------------

         In the event Executive is unable to perform his duties hereunder by reason of a disability, prior to the time such disability is deemed a Total Disability in accordance with the provisions of Section 6.1 above, the Company shall continue to pay Executive his benefits including salary pursuant to this Agreement during the continuance of any such disability. Upon a determination of any Total Disability pursuant to the provisions of Section 6.1 above, the Company shall pay to Executive his Base Salary pursuant to this Agreement for the twelve
         (12) month period immediately subsequent to the date of determination of Total Disability."

         2. As herein modified, all of the terms and provisions of the Original Agreement shall remain in full force and effect.


         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day first above written.


                                       STEVEN MADDEN, LTD.

                                       By: /s/ STEVEN MADDEN
                                           -------------------------------------
                                           Name:  Steven Madden
                                           Title:  Chief Executive Officer


                                           /s/ ARVIND DHARIA
                                           -------------------------------------
                                           Arvind Dharia

                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

         This Amendment No. 2 dated as of October 30, 2002 (this "Amendment") to that certain Employment Agreement, by and between Steven Madden, Ltd., a Delaware corporation (the "Company"), and Arvind Dharia (the "Executive"), as amended.

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, the Company and the Executive are parties to that certain Employment Agreement dated as of January 1, 1998, as amended by Amendment No. 1 dated as of June 29, 2001 (collectively the "Original Agreement"), a copy of which is attached hereto as Exhibit A; and

         WHEREAS, the Executive and the Company desire to amend the Original Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         A. Effective as of the date hereof, the Original Agreement is hereby amended as follows:

                  1.       The following section shall be added as subsection
                           (d) of Section 4.2 of the Original Agreement:

                           (d)      In addition to all of the foregoing
                                    compensation and benefits, if the Executive is employed by the Company on December 31, 2005 (the "Stock Grant Date"), the Company shall grant to the Executive on the Stock Grant Date an additional 20,000 common shares of the Company (the "2005 Stock Grant"). The Company shall not place any restrictions on any of the shares granted to the Executive pursuant to the 2005 Stock Grant. Moreover, notwithstanding anything to the contrary herein, in the event of a Change of Control or the termination of the Executive's employment for any reason (other than For Cause or the Executive's resignation) under Section 5 or Section 6 prior to the Stock Grant Date, the Company shall award to the Executive the 2005 Stock Grant as of the earlier of the date of the Change of Control or the date of the termination of his employment.

                  2. Section 5.5 (a) shall be deleted in its entirety and in lieu thereof the following paragraph shall be inserted:

                           "Section 5.5 Change of Control

                           (a) If a Change of Control (as defined below) occurs without the Executive's prior written consent, the Executive shall have the right to terminate this Agreement. At least ten
                                    (10) days prior to any such proposed Change of Control, the Company shall notify Executive of its intention to effect such Change of Control ("Notice of Change of Control"), and the Executive shall thereupon have five (5) days from the actual receipt of such notice to give notice of his intention to terminate this Agreement in the event of the Change in Control. If Executive shall give notice of his intention to terminate this Agreement in the event of the Change in Control, this Agreement shall be deemed terminated as of the effective date of the event constituting the Change of Control and the Executive shall receive in cash, within ten (10) days of termination, an amount equal to three (3) times the total compensation received by the Executive pursuant to Sections 4.1, 4.2(b), 4.2(c) and
                                    4.4 of this Agreement for the preceding
                                    twelve (12) month period ending on the last previous December 31 except that in lieu of the actual Base Salary component received during such period under Section 4.1 of this Agreement, there shall be substituted the annual Base Salary to which the Executive was entitled as of the date of the giving of the Notice of Change of Control."

                  3.       Section 5.5(b) shall be deleted in its entirety.

         B. As hereinabove modified, all of the terms and provisions of the Original Agreement shall remain in full force and effect.


                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 as of the date first set forth above.


                                       Steve Madden, Ltd.

                                       By: /s/ JAMIESON KARSON
                                           -------------------------------------
                                           Jamieson Karson
                                           Chief Executive Officer


                                           /s/ ARVIND DHARIA
                                           -------------------------------------
                                           Arvind Dharia